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                                                                      EXHIBIT 10

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                     UNR Industries, Inc.

                     November 1993

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CONTENTS
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                                                                            PAGE
                                                                            ----

Article 1. Establishment and Purpose                                           1

Article 2. Definitions                                                         1

Article 3. Administration                                                      3

Article 4. Eligibility and Participation                                       3

Article 5. Profit Sharing Benefits                                             4

Article 6. Forfeiture of Benefits                                              5

Article 7. Change in Control                                                   6

Article 8. Rights of Participants                                              6

Article 9. Withholding of Taxes                                                7

Article 10. Amendment and Termination                                          7

Article 11. Miscellaneous                                                      7

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SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE.

     1.1 ESTABLISHMENT. UNR Industries, Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of January 1, 1993, a nonqualified supplemental executive retirement plan for key employees as described herein, which shall be known as the "UNR Industries, Inc. Supplemental Executive Retirement Plan" (the "Plan").

     1.2 PURPOSE. The principal purpose of the Plan is to provide protection against reductions in Company profit sharing contributions and employee contributions under the UNR Employees' Profit Sharing Plan which are limited by operation of certain tax laws.

ARTICLE 2. DEFINITIONS

     Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (i) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) During any period of two (2) consecutive years (not including any period to the execution of this Agreement), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or


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          (iii)  The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets;
                 or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

          However, in no event shall a Change in Control be deemed to have occurred, with respect to the executive, if the executive is part of a purchasing group which consummates the Change-in-Control transaction. The executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the executive is an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation Committee, or any other committee appointed by the Board to administer the Plan.

     (e)  "Company" means UNR Industries, Inc., a Delaware corporation.

     (f) "Compensation" shall have the same meaning as defined in the Qualified Profit Sharing Plan.

     (g) "Disability" shall have the same meaning as defined in the Qualified Profit Sharing Plan.

     (h) "Normal Retirement Age" means the date of a Participant's 65th birthday.

     (i) "Participant" means an individual whose Qualified Profit Sharing Plan contributions are affected by Sections 415 or 401(a)(17) of the Code, or other individuals selected by the Committee for participation in the Plan.


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     (j)  "Plan" means the UNR Industries, Inc. Supplemental Executive
          Retirement Plan as set forth in this document.

     (k) "Qualified Profit Sharing Plan" means the tax qualified defined contribution profit sharing plan known as the UNR Employees' Profit Sharing Plan (as amended and restated effective January 1, 1991).

     (l) "Retirement" means a voluntary termination of a Participant's employment at any time following Normal Retirement Age.

     (m) "Top-Hat Group" means those executives who comprise a select group of management or highly compensated employees.

     (n)  "Year" or "Plan Year" means the calendar year.

ARTICLE 3. ADMINISTRATION


     3.1 AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. However, the Committee may delegate any and all of its authority granted under the Plan to any executive of executives of the Company.

     The Committee shall have the same powers, rights, duties, and obligations as are extended to the Committee in the Qualified Profit Sharing Plan, including but not limited to, the right to establish rules for the administration of the Plan.

     3.2 INDEMNIFICATION. The members of the Board, its agents and officers, directors, and employees of the Company and its affiliates shall be indemnified and held harmless by the Company in the same manner and to the same extent as provided under Section 13.4 of the Qualified Profit Sharing Plan.

     3.3 DECISIONS BINDING. The Committee shall have the exclusive right and the maximum discretion permitted by law to construe, interpret, and apply the provisions of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board and the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

     4.1 ELIGIBILITY. Persons eligible to participate in the Plan shall include all individuals in the Top-Hat Group whose Qualified Profit Sharing Plan contributions are limited by Code Sections 415 or 401(a)(17). In addition, the Plan may include key executives of the Company, as selected by the Committee, at its sole discretion. It is the intent of the Company to extend eligibility only to those executives who comprise a select group of


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management or highly compensated employees, such that the Plan shall qualify for treatment as a "Top-Hat" plan under the Employee Retirement Income Security Act of 1974, as amended.

     In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all benefits accrued under the Plan, except the right to any future participation or benefit accruals, until such time that the Participant again becomes an active Participant.

     4.2 NOTIFICATION OF ELIGIBILITY. An employee shall, within thirty (30) calendar days of becoming eligible to participate in the Plan, be notified by the Company of such eligibility.

ARTICLE 5. PROFIT SHARING BENEFITS

     5.1 COMPANY CONTRIBUTIONS. For each Year in which an employee is a Participant, the Company shall credit to each Participant's account in the Plan an amount equal to (a) minus (b) where:

     (a) Is the amount which would have been credited to the Participant's account under the Qualified Profit Sharing Plan from employer profit sharing contributions and forfeitures for such Year had the amounts not been limited by Section 415 and/or Section 401(a)(17) of the Code; and

     (b) Is the amount which actually is credited to the Participant's account under the Qualified Profit Sharing Plan from employer profit sharing contributions and forfeitures for such Year.

     5.2 DISCRETIONARY CONTRIBUTIONS. For each Plan Year, the Committee also shall have the ability to make discretionary contributions to the Plan, on behalf of each Participant actively employed by the Company at the end of such Plan Year; however, the Company is not required to make a contribution in any Plan Year. The amount of any such discretionary contribution shall be at the complete discretion of the Committee and may vary for each Participant.


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     5.3 VESTING OF COMPANY CONTRIBUTIONS. Each Participant shall vest in his or her Company contributions described under Articles 5.1 and 5.2 herein according to the following schedule:

- -----------------------------------------------
NUMBER OF YEARS
OF CREDITED SERVICE      CUMULATIVE
UNDER THE QUALIFIED      PERCENTAGE OF VESTED
PROFIT SHARING PLAN      COMPANY CONTRIBUTIONS
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1                         20%
2                         40%
3                         60%
4                         80%
5                        100%

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     5.4 FORM AND TIMING OF BENEFIT PAYMENTS. Vested benefit payments under this
Plan shall be paid in cash in a single lump sum and shall be paid out as soon as practicable following termination of employment.

     5.5 EARNINGS ON COMPANY AND PARTICIPANT CONTRIBUTIONS. Company and Participant contributions under the Plan shall be credited with earnings, compounded on an annual basis, at a rate determined by the Committee to be equal to the rate of return earned on those securities held during the corresponding period by the Qualified Profit Sharing Plan "Regular Fund."

     5.6 DISTRIBUTION UPON DEATH OR DISABILITY. In the event of death or Disability, all benefits payable under this Plan shall vest in full and be paid to Participants or beneficiaries in the manner set forth in Article 5.4 herein.

     5.7 BENEFICIARY. The beneficiary designated by each Participant under the Qualified Profit Sharing Plan shall be the beneficiary of the Participant's benefits under this Plan.

ARTICLE 6. FORFEITURE OF BENEFITS.

     6.1 TERMINATION OF CAUSE. In the event that a Participant's employment is terminated by the Company as a result of the Participant's being convicted of a felony, or because of the Participant's repeated occurrences of grossly inadequate performance, as determined by the Board in its sole discretion, as of the date of such determination, the Participant shall forfeit all rights and entitlement to benefit payments from this Plan.


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     6.2 OTHER TERMINATIONS. In the event of a Participant's termination of employment for any reason other than death, Disability, or for "Cause" (as provided in Article 6.1 herein), the vested portion of the Participant's benefit shall be paid out in accordance with Article 5.4 herein. All nonvested amounts shall be forfeited to the Company unless the Committee, at its sole discretion, should decide otherwise.

ARTICLE 7. CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, Participants' contributions, both employee and Company portions, as well as interest earned thereon, shall vest in full. If an employee is terminated subsequent to a change in control, all amounts will be paid in full in accordance with Article 5.4, except for benefits impacted by Article 6.1.

ARTICLE 8. RIGHTS OF PARTICIPANTS

     8.1 CONTRACTUAL OBLIGATION. The Plan shall create a contractual obligation on the part of the Company to provide the benefits specified in this Plan to Participants.

     8.2 UNSECURED INTEREST. All benefits paid under the Plan shall be paid in cash from the general assets of the Company. Such amounts shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial or escrow account, nor create a trust or fiduciary relationship of any kind between the Company and a Participant or any other person. No Participant or party claiming an interest in contributions made on behalf of a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

     The Company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of deferred amounts and/or contributions. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any contributions under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and contributions shall remain the obligation of, and shall be paid by, the Company.

     8.3 EMPLOYMENT. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.


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